Exhibit 99.1
Filed by Ensource Energy Income Fund LP,
Ensource Energy LLC, Lehman Brothers Inc.,
The Ospraie Fund L.P., and Ospraie Special Opportunities
Master Alternative Holdings LLC, as Bidders, pursuant to
Rule 425 and Rule 433 under the Securities Act of 1933
Subject Company: Eastern American Natural Gas Trust
(Registration No. 333-126068)
First Used: September 18, 2006
Ensource Energy Income Fund LP Announces Expiration of Tender and Exchange Offer
for Depositary Units of Eastern American Natural Gas Trust
September 18, 2006
BusinessWire
HOUSTON—(Business Wire)—September 18, 2006—Ensource Energy Income Fund LP today announced that its offer to: (i) pay $31.00 in cash, without interest, for up to 2,9501,000 of the outstanding Eastern American Natural Gas Trust (NYSE:NGT) depositary units or (ii) exchange one whole common unit of Ensource along with a pro-rata share of a $5.9 million special cash distribution to be paid by Ensource to holders of NGT depositary units expired in accordance with its terms at 5:00 p.m. New York City time on September 15, 2006. At the time of the expiration of the offer, the minimum tender condition of the offer was not satisfied, thus the offer is terminated.
“Our decision not to extend our offer was based on a multitude of factors, foremost for us being the number of depositary units tendered in the offer combined with the precipitous decline in the price of natural gas. Given the current circumstances, in our judgment it is not in Ensource’s best interest to continue to pursue the acquisition,” said Scott W. Smith, Ensource’s President and CEO.
The offer expired in accordance with its terms, and Ensource will not accept for payment and will not pay for any tendered depositary units of NGT.
All tendered depositary units will be promptly returned to holders.
For More Information, Contact:
Scott W. Smith
President and CEO
713.659.1794

About Ensource Energy Income Fund LP
Ensource Energy Income Fund LP is a Houston-based energy company engaged in the business of acquiring and holding net profits interests burdening oil and gas producing properties located in the United States, which will fund ongoing quarterly distributions to its limited partners of all available cash from operating surplus received from the ownership of those interests beyond that required to pay its costs and fund reasonable working capital reserves. Additional information about Ensource Energy Income Fund LP may be found on its website at www.ensource-energy.com.
Where You Can Get More Information
This is neither an offer to purchase nor a solicitation of an offer to sell any securities. Any exchange offer will be made only through a registration statement and related materials. In connection with the exchange offer, Ensource has filed a registration statement on Form S-4 (containing a prospectus) with the Securities and Exchange Commission (the “SEC”). Investors and security holders of Eastern American Natural Gas Trust (“NGT”) are advised to read these disclosure materials (and any other disclosure materials filed with the SEC when they become available) because these materials contain important information. Investors and security holders may obtain a free copy of the disclosure materials and other documents filed by Ensource with the SEC at the SEC’s website at www.sec.gov. The disclosure materials and other documents of Ensource may also be obtained from Ensource upon request by directing such request to Ensource’s Information Agent, Georgeson Shareholder Communications, Inc., 17 State Street, New York, NY 10004, E-mail: ensource@gscorp.com. Banks and brokerage firms please call: 1-212-440-9800. Shareholders please call: 1-800-279-4514.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-279-4514.
Forward-Looking Statements
All statements, other than statements of historical facts, included herein are forward-looking statements. Included among forward-looking statements are, among other things, (i) statements regarding Ensource’s business strategy, plans and objectives and (ii) statements expressing beliefs and expectations regarding the payment of distributions to Ensource’s limited partners. Although Ensource believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Ensource’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Ensource’s periodic reports that are filed with and available from the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Other than as required under the securities laws, Ensource does not assume a duty to update these forward-looking statements.
Ensource Energy Income Fund LP: Scott W. Smith or Marshall M. Eubank 713-659-1794 or 888-844-1784.